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                                                                    EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-3 and related Prospectus of TurboChef Technologies, Inc. for the registration of 54,743,873 shares of its common stock and to the incorporation by reference therein of our report dated March 19, 2004, with respect to the financial statements and schedule of TurboChef Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


                                                   /s/ Ernst & Young, LLP


Atlanta, Georgia
July 29, 2004